Exhibit 10.2

ALPHA INVESTMENT AND LENDING CORP

BILL OF SALE

Know all men by these presents that the undersigned ALPHA INVESTMENT AND LENDING Corp. governed by the Laws of the State of Delaware is the owner of the full legal and beneficial titles of the following Helicopter:

Manufacturer of the Helicopter: KAZAN Helicopter Plant, Russia

Model: Mi-8P

Manufacturer serial Number: 10313

Engines: Engine LH, serial Number: C99401194

Engine RH, serial Number: C94301205

Main gearbox: serial Number CP89111008

Registration mark: 4L-BPF

That such title to said Helicopter is not subject to any mortgage or other encumbrances.

ALPHA INVESTMENT AND LENDING Corp. whose registered office is situated at 1013 Centre rd Suite 403 Wilmington, DE does this 4 August 2015 sell, grant, transfer and deliver all of its above described rights and title to the above described helicopter together with all equipment installed therein to Black Poll Fleet International, who registered office is situated at 610 SW 34th St Suite 307 Ft. Lauderdale, FL 33315 and to their successors and assigns forever, said Helicopter to be registered as the property of Black Poll Fleet International.

In witness whereof, the present document has been executed by a duly authorized Officer.

For and on behalf of ALPHA INVESTMENT AND LENDING Corp.
Name: Boruch Freedman
Title: President
Signature: